                                  Exhibit 10.7

                                      TRUST
                     UNDER SUPPLEMENTAL RETIREMENT AGREEMENT
                              DATED JANUARY 1, 1998


        THIS AGREEMENT made as of the 1st day of January, 1998, by and among Skaneateles Bancorp, Inc. (the "Company"), its wholly-owned subsidiary, Skaneateles Savings Bank (the "Bank"), and Philip A. Mazza (the "Trustee");

        WHEREAS, the Company and the Bank entered into a certain Employment Agreement dated January 1, 1998 (the "Employment Agreement") with John P. Driscoll (the "Executive"), and a certain Supplemental Retirement Agreement dated January 1, 1998 (the "Supplemental Agreement"), for the benefit of Executive;

        WHEREAS, the Bank has incurred or expects to incur liability under the terms of such Supplemental Agreement with respect to Executive.

        WHEREAS, the Bank wishes to establish a trust (hereinafter called "Trust") and to contribute to the Trust assets that shall be held therein, subject to the claims of the Bank's creditors in the event of the Bank's Insolvency, as herein defined, until returned to the Bank or paid to Executive and/or his beneficiaries in such manner and at such times as specified in the Supplemental Agreement;

        WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Supplemental Agreement as an unfunded plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974;

        WHEREAS, it is the intention of the Bank to make contributions to the Trust to provide itself with a source of funds to assist it in the meeting of its liabilities under the Supplemental Agreement;

        NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:


SECTION 1.  ESTABLISHMENT OF TRUST

        (a) The Bank shall deposit with Trustee in trust in such amounts and at such times as provided for in Section 9 of the Employment Agreement, which deposits shall become the principal of the Trust to be held, administered and disposed of by Trustee as provided in this Trust Agreement.

        (b) The Trust hereby established shall be irrevocable.

        (c) The Trust is intended to be a grantor trust, of which the Bank is the grantor, within the meaning of subpart E, part I subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

        (d) The principal of the Trust, and any earnings thereon shall be held separate and apart from other funds of the Bank and shall be used exclusively for the uses and purposes of paying benefits under the Supplemental Agreement and general creditors as herein set forth. Executive and his beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Supplemental Agreement and this Trust Agreement shall be mere unsecured contractual rights of Executive and his beneficiaries against the Bank. Any assets held by the Trust will be subject to the claims of the Bank's general creditors under federal and state law in the event of Insolvency.

        (e) The Bank, in its sole discretion or pursuant to the Supplemental Agreement, may at any time, or from time to time, make additional deposits of cash or other property in trust with Trustee to augment the principal to be held, administered and disposed of by Trustee as provided in this Trust Agreement.

SECTION 2.  PAYMENTS TO EXECUTIVE AND HIS BENEFICIARIES.

        (a) The Bank shall generally make payment of benefits directly to Executive or his beneficiaries as they become due under the terms of the Supplemental Agreement, and shall be promptly reimbursed by the Trustee therefore. The Bank shall notify Trustee of its decision to make payment of benefits directly prior to the time amounts are payable to Executive or his beneficiaries. In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Supplemental Agreement, the Bank shall make the balance of each such payment as it falls due. Trustee shall notify the Bank when principal and earnings are not sufficient.

        (b) The Bank shall deliver to Trustee a copy of the Supplemental Agreement and the Employment Agreement or other instructions acceptable to Trustee for determining the amounts payable, the form in which such amount is to be paid, and the time for payment of such amounts. Except as otherwise provided herein, Trustee shall make payments to Executive and his beneficiaries only to the extent the Bank fails to do so, and shall otherwise pay directly to the Bank in reimbursement of amounts so paid, all in accordance with the Supplemental Agreement. The Trustee shall make provision for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Supplemental Agreement and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by the Bank.

        (c) The entitlement of Executive or his beneficiaries to benefits shall be determined by the Supplemental Agreement.


SECTION 3. TRUSTEE RESPONSIBILITY REGARDING PAYMENTS TO TRUST BENEFICIARY WHEN THE BANK IS INSOLVENT.

        (a) Trustee shall cease payment of benefits to Executive and his beneficiaries if the Bank is Insolvent. The Bank shall be considered "Insolvent" for purposes of this Trust Agreement if (i) the Bank is unable to pay its debts as they become due, or (ii) the Bank is subject to a pending insolvency or receivership proceeding as a debtor under any applicable law.

        (b) At all times during the continuance of this Trust, as provided in
Section 1(d) hereof, the principal and income of the Trust shall be subject to claims of general creditors of the Bank under federal and state law as set forth below.

               (i) The Board of Directors of the Bank shall have the duty to inform Trustee in writing of the Bank's Insolvency. If a person claiming to be a creditor of the Bank alleges in writing to Trustee that the Bank has become Insolvent, Trustee shall determine whether the Bank is Insolvent and, pending such determination, Trustee shall discontinue payment of benefits to Executive or his beneficiaries.

               (ii) Unless Trustee has actual knowledge of the Bank's Insolvency, or has received notice from the Bank or a person claiming to be a creditor alleging that the Bank is Insolvent, Trustee shall have no duty to inquire whether the Bank is Insolvent. Trustee may in all events rely on such evidence concerning the Bank's solvency as may be furnished to Trustee and that provides Trustee with a reasonable basis for making a determination concerning the Bank's solvency.

               (iii) If at any time Trustee has determined that the Bank is Insolvent, Trustee shall discontinue payments to Executive or his beneficiaries and shall hold the assets of the Trust for the benefit of the Bank's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of Executive or his beneficiaries to pursue their rights as general creditors of the Bank with respect to benefits due under the Supplemental Agreement or otherwise.

               (iv) If the payment of benefits to Executive or his beneficiaries is at any time suspended in accordance with this Section 3, they may be resumed only after Trustee has determined that the Bank is not Insolvent (or is no longer Insolvent).

        (c) Provided that there are sufficient assets, if Trustee discontinues the payment of benefits from the Trust pursuant to Section 3(b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Executive or his beneficiaries under the terms of the Supplemental Agreement for the period of such discontinuance, less the aggregate amount of any payments made to Executive or his beneficiaries by the Bank in lieu of the payments provided for hereunder during any such period of discontinuance.

SECTION 4.  PAYMENTS TO THE BANK.

        Except as provided in Sections 2 and 3 hereof, the Bank shall have no right or power to direct Trustee to return to the Bank or to divert to others any of the Trust assets before all payment of benefits have been made to Executive and his beneficiaries pursuant to the terms of the Supplemental Agreement.


SECTION 5.  INVESTMENT AUTHORITY.

        (a) In no event may Trustee invest in securities (including stock or rights to acquire stock) or obligations issued by the Bank, other than a de minimis amount held in common investment vehicles in which Trustee invests. All rights associated with assets of the Trust shall be exercised by Trustee or the person designated by Trustee, and shall in no event be exercisable by or rest with Executive.

        (b) Trustee may appoint an independent investment manager or the Board of Directors of the Bank to manage and decide the investment of the assets of the Trust. Once the last contribution to the Trust has been made pursuant to the Supplemental Agreement, the assets of the Trust shall be invested in a conservative investment vehicle designed primarily to preserve principal.


SECTION 6.  DISPOSITION OF INCOME.

        During the term of this Trust, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested.


SECTION 7.  ACCOUNTING BY TRUSTEE.

        Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between the Bank and the Trustee. Within 90 days following the close of each calendar year and within 90 days after the removal or resignation of Trustee, Trustee shall deliver to the Bank a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be.


SECTION 8.  RESPONSIBILITY OF TRUSTEE.

        (a) Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, provided, however, that Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by the Bank which is contemplated by, and in conformity with, the terms of the Supplemental Agreement or this Trust and is given in writing by the Bank. In the event of a dispute between the Bank and a party, Trustee may apply to a court of competent jurisdiction to resolve the dispute.

        (b) If Trustee undertakes or defends any litigation arising in connection with this Trust, the Bank agrees to indemnify Trustee against Trustee's costs, expenses and liabilities (including, without limitation, attorneys' fees and expenses) relating thereto and to be primarily liable for such payments. If the Bank does not pay such costs, expenses and liabilities in a reasonably timely manner, Trustee may obtain payment from the Trust.

        (c) Trustee may consult with legal counsel (who may also be counsel for the Bank generally) with respect to any of his duties or obligations hereunder.

        (d) Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist him in performing any of his duties or obligations hereunder.

        (e) Trustee shall have, without exclusion, all powers conferred on trustees by applicable law, unless expressly provided otherwise herein, provided, however, that if an insurance policy is held as an asset of the Trust, Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy.

        (f) Notwithstanding any powers granted to Trustee pursuant to this Trust Agreement or to applicable law, Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of Section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.


SECTION 9.  COMPENSATION AND EXPENSES OF TRUSTEE.

        The Bank shall pay all administrative and Trustee's fees and expenses. If not so paid, the fees and expenses shall be paid from the Trust.


SECTION 10.  RESIGNATION AND REMOVAL OF TRUSTEE.

        (a) Trustee may resign at any time by written notice to the Bank, which shall be effective 90 days after receipt of such notice unless the Bank and Trustee agree otherwise.

        (b) Trustee may be removed by the Bank on 30 days notice or upon shorter notice accepted by Trustee.

        (c) Upon resignation or removal of Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within 30 days after receipt of notice of resignation, removal or transfer, unless the Bank extends the time limit.

        (d) If Trustee resigns or is removed, a successor shall be appointed, in accordance with Section 11 hereof, by the effective date of resignation or removal under paragraphs (a) or (b) of this section. If no such appointment has been made, Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.


SECTION 11.  APPOINTMENT OF SUCCESSOR.

        (a) If Trustee resigns or is removed in accordance with Section 10(a) or
(b) hereof, the Bank may appoint any third party, including a bank trust department or other party that may be granted corporate trustee powers under state law, as a successor to replace Trustee upon resignation or removal. The appointment shall be effective when accepted in writing by the new Trustee, who shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by the Bank or the successor Trustee to evidence the transfer.

        (b) The successor Trustee need not examine the records and acts of any prior Trustee and may retain or dispose of existing Trust assets, subject to Sections 7 and 8 hereof. The successor Trustee shall not be responsible for, and the Bank shall indemnify and defend the successor Trustee from, any claim or liability resulting from any action or inaction of any prior Trustee or from any other past event, or any condition existing at the time it becomes successor Trustee.

SECTION 12.  AMENDMENT OR TERMINATION.

        (a) This Trust Agreement may be amended by a written instrument executed by Trustee, Company and the Bank. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Supplemental Agreement or shall make the Trust revocable.

        (b) The Trust shall not terminate until the date on which Executive and his beneficiaries are no longer entitled to benefits pursuant to the terms of the Supplemental Agreement. Upon termination of the Trust any assets remaining in the Trust shall be returned to the Bank.

        (c) Upon written approval of Executive, the Bank may terminate this Trust prior to the time all benefit payments under the Supplemental Agreement have been made. All assets in the Trust at termination shall be returned to the Bank.


SECTION 13.  MISCELLANEOUS.

        (a) Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

        (b) Benefits payable to Executive and his beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

        (c) This Trust Agreement shall be governed by and construed in accordance with the laws of the State of New York.


SECTION 14.  EFFECTIVE DATE.

        The effective date of this Trust Agreement shall be January 1, 1998.



                                   SKANEATELES BANCORP, INC.



                                   By: /s/ John Bernard Henry
                                       ---------------------------------
                                            John Bernard Henry
                                            Chairman of Personnel &
                                            Compensation Committee for
                                            the Board of Directors of
                                            the Company and the Bank


                                   SKANEATELES SAVINGS BANK



                                   By:/s/ John Bernard Henry
                                       ---------------------------------
                                            John Bernard Henry
                                            Chairman of Personnel &
                                            Compensation Committee for
                                            the Board of Directors of
                                            the Company and the Bank

                                        /s/ Philip A. Mazza
                                        ---------------------------------------
                                                  Philip A. Mazza